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                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of January 13, 1997, between Net Grocer Inc., a corporation with its principal office at 919 Third Avenue, New York, New York 10022 (the "Company"), and Richard Falcone, an individual residing at the address indicated in the payroll records of the Company from time to time (the "Executive").
         WHEREAS, the parties desire to enter into this Agreement in order to assure the Company of the services of the Executive and to set forth the duties and compensation of the Executive, all upon the terms and conditions hereinafter set forth;
         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations and covenants contained herein, the parties hereto agree as follows:

         1. Duties. The Company shall employ the Executive, and the Executive shall serve, as Chief Financial Officer and Vice President of Operations of the Company during the Employment Term (as hereinafter defined). During the Employment Term, Executive shall perform such duties and functions as the Company's Board of Directors or Chief Executive Officer shall from time to time determine and Executive shall comply in the performance of his duties with the policies of, and be subject to, the direction of the Board of Directors and the Chief Executive Officer of the Company.

         Except as may be expressly otherwise consented to in writing by the Board of Directors or the Chief Executive Officer of the Company, Executive covenants and agrees to and shall devote his full working time, attention and efforts toward the performance of his duties and responsibilities hereunder. Executive shall not, directly or indirectly, without the prior consent of the Company's Board of Directors, as owner,

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partner, joint venturer, stockholder, employee, corporate officer or director, engage or become financially interested in, or be concerned with any other duties or pursuits which interfere with the performance of his duties hereunder, or which even if non-interfering, may be inimical or contrary to the best interests of the Company.

         2. Term. The term of this Agreement and the term of employment (the "Employment Term") of the Executive shall continue for four years from the date hereof (the "Termination Date") unless sooner terminated in accordance with the terms hereof; provided, however, that the Termination Date shall be extended automatically for successive one year periods unless either party hereto gives the other such party written notice of its or his intention to terminate this Agreement thirty (30) days prior to the Termination Date (or, if applicable, any extension of the Termination Date).

         If the Company terminates this Agreement without cause (as defined in Section 5 hereof) at any time other than as set forth in Section 7 hereof, the parties hereto agree that damages to the Executive shall be difficult to ascertain in any such event, but in order to limit the liability of the Company in any such event, the Executive shall be entitled to receive as liquidated damages and not as a penalty the base salary of the Executive for a period of six months from any such date of termination.

         The Executive is entitled to terminate this Agreement, without any liability, upon ninety (90) days prior written notice given to the Company (other than liabilities, if any, resulting from violations of this Agreement by the Executive occurring prior to such termination or from a violation of Sections 8 or 9 of this Agreement after such termination and other than as provided in Section 3(c) above).
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         3. Compensation, etc..
            a. Salary. In each of the four years of the Employment Term, the Executive shall receive a minimum base salary at the rate of $125,000 per annum as well as such bonuses as may be authorized from time to time by the Board of Directors as provided in Section 3(b) hereof. The Executive shall be entitled to such increases in base salary as may be determined by the Company's Board of Directors from time to time in its sole and absolute discretion. The Executive's compensation shall be payable in installments in accordance with the Company's normal salary payment policies, and shall be subject to such payroll deductions as are required by law.

            b. Bonus. The bonus, if any, payable to Executive shall be determined solely by the Company's Board of Directors from time to time, based on the Company's evaluation of the performance by Executive of his services to the Company and on the revenues, profits, and other measures of Company performance.

            c. Senior Management Option Plan. The Executive shall be entitled to participate in a "senior management option plan" (the "Plan") that the Company intends to establish. Under the Plan, if established, the Executive shall be entitled to receive an option (the "Option") to purchase a total of 334 shares of Company stock available for issuance under the Plan at an exercise price of two hundred dollars ($200) per share. Except as specifically provided otherwise herein, 20% of the Option (67 shares) will be immediately exercisable (the "Initial Portion") and the remainder of the Option (the "Remainder") will become exercisable in accordance with the following schedule based upon the period of the Executive's continuous employment or service with the Company following the date hereof:

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                                                                    Cumulative
Period                   Incremental         Incremental            Percentage
of Continuous            Percentage of       Number of              of
Employment/              Remainder           Shares                 Remainder
Service                  Exercisable         Exercisable            Exercisable

Less than 1 year               0%                 0                     0%

1 year                        25%                67                    25%

2 years                       25%                67                    50%

3 years                       25%                67                    75%

4 or more years               25%                66                    100%


         Any agreement entered into between the Company and Executive pursuant to the Plan relating to the Option shall provide that:

                  (1) if (i) the Company terminates this Agreement for any reason other than cause (as defined in Section 5 hereof) or (ii) Executive terminates this Agreement and/or his employment with the Company any time on or after the first anniversary of the date hereof, Executive shall be entitled to retain the Initial Portion and the vested portion of the Remainder as calculated in accordance with the schedule above, in all instances for a period of two months by which time Executive must have exercised the Option or the Option (both the Initial Portion and the Remainder) shall terminate; and

                  (2) if (i) Executive is terminated for cause or (ii) terminates this Agreement and/or his employment with the Company at any time prior to the first anniversary of the date hereof, then (x) the unexercised portion of the Option shall terminate immediately and Executive shall not be entitled to exercise any portion of the Option (both the Initial Portion and the Remainder) so terminated; and (y) the Company may, it its sole and absolute discretion,

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         repurchase any or all of the shares, if any, purchased by Executive pursuant to the exercise of the Initial Portion at a per share price equal to the price paid therefor by Executive for a period of up to two months from the time of such termination for cause or termination by Executive.

                  (3) at any time after any registration statement covering an initial public offering of Company stock under the Securities Act shall have become effective, Executive may make a "cashless exercise" of any portion of the Option then vested, subject to the provisions contained herein on permitted exercisability of the Option, such that Executive shall be entitled upon exercise to that number of shares of Company stock determined by multiplying the number of shares being exercised by a fraction, the numerator of which shall be the difference between the then current market price per share of the Company stock and the Exercise Price, and the denominator of which shall be the then current market price per share of the Company stock.

                  d. Expenses. The Company acknowledges and agrees that the Executive, in rendering the services hereunder, will be required to spend sums of money for travel to various locations and for the entertainment of various persons and representatives of companies and organizations with whom the Company is having, or would like to have, business relationships. In addition to the base salary provided for in Section 3 hereof, the Company shall reimburse the Executive, upon presentation by the Executive of documented expense accounts, for any travel or other reasonable out-of-pocket expenses incurred by the Executive in rendering the services hereunder on behalf of the Company and which are incurred pursuant to the Company's expense

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reimbursement policies; provided however, that Executive shall be entitled to an advance from the Company for any single expense item greater than $500 in amount but in no event will Executive be relieved of his obligation to properly document all expenses. In addition to the foregoing, Executive shall be entitled to reimbursements for expenses incurred by Executive in commuting to and from the Company's principal executive offices as required pursuant to
Section 4 hereof, but in no event in an amount in excess of $5,000 per annum; and provided that all such commuting expenses shall be documented as set forth above.

                  e. Vacations. The Executive shall be entitled to 15 business days of vacation under guidelines established by the Company from time to time. Vacation time shall not cumulate from year to year.

                  f. Other Benefits. The Executive shall be entitled to participate in all benefit plans generally made available to the Company's other employees including, but not limited to, life insurance, health insurance, retirement and 401(k) plans; provided that the Company is under no obligation to adopt any such plan or retain any such plan, if already adopted or if adopted in the future.

         4. Place of Performance. In connection with his employment by the Company, the Executive shall be based at the principal executive offices of the Company, except for travel required for Company business.

         5. Termination by the Company. The Company may terminate this Agreement and all of the Company's obligations hereunder for "cause." Termination by the Company for "cause" shall mean termination because of: (i) Executive's refusal to perform, or willful breach or neglect of the performance of any of his duties or
                                      -6-


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obligations hereunder (other than breaches of the covenants set forth in
Sections 1, 8 and 9 hereof which events are governed by clauses (vi) and (vii) below); (ii) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any crime or offense involving money or other property of the Company or any of its subsidiaries, (iii) Executive's performance of any act or his failure to act, for which if Executive were prosecuted and convicted, a crime or offense involving money or property of the Company or any of its subsidiaries, or which would constitute a felony in the jurisdiction involved, would have occurred, (iv) any attempt by Executive to improperly secure any personal profit in connection with the business of the Company or any of its subsidiaries, (v) chronic alcoholism or drug addiction unless, in the sole and absolute discretion of the Company, it does not interfere with the performance of the Executive's duties, (vi) any breach by Executive of the terms of Section 8 or 9 of this Agreement or (vii) any breach by Executive of the terms of Section 1 of this Agreement.

         6. Death; Disability. If the Executive shall die or become "permanently disabled" during the term of this Agreement, this Agreement and all benefits hereunder shall terminate except that such termination shall not affect any vested rights which the Executive may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company, which rights shall continue to be governed by the provisions of such plans and agreements. For the purposes of this Agreement, Executive shall be deemed to be "permanently disabled" if, during the term hereof, because of ill health, physical or mental disability, or for other causes beyond Executive's control, Executive shall have been unable or unwilling, or shall have failed

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to perform his duties hereunder for one hundred twenty (120) consecutive days or for a total period of one hundred twenty (120) days, whether consecutive or not.
         7. Severance in the Event of a Change in Control

         a. In the event that (i) the Company terminates the employment of the Employee (other than for "cause" as defined in Section 5) within the 12 months immediately succeeding a Change in Control of the Company (as defined below),
(ii) the Employee terminates his employment with the Company within the 12 months immediately succeeding a Change in Control of the Company as a result of a material change in the Employee's position within the Company or a significant modification to the Employee's working conditions or terms of employment with the Company, the Company shall pay to the Employee the greater of (x) the then effective base salary of the Employee or (y) the effective base salary of the Employee at the time of the Change in Control of the Company, in either instance for a period of one year from any such date of termination (the "Severance Amount").

         b. Notwithstanding anything in paragraph 7a to the contrary, the Employee shall not be entitled to the Severance Amount if the Employee's employment with the Company is terminated (i) as a result of the death of the Employee or the Employee being permanently disabled (as defined in Section 6) or (ii) for "cause" (as defined in Section 5).

         c. (i) For purposes of this Agreement, "Change in Control of the Company" shall be deemed to occur if
                           (w) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation

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                           or pursuant to which shares of the Company's common
                           stock, would be converted into cash, securities or other property, other than (i) a merger of the Company in which the holders of the common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger,
                           (ii) a transaction involving American Value Brands Inc. ("AVB") pursuant to which the Company's stockholders receive shares of AVB's Common Stock or of the surviving entity to the transaction based upon a valuation for the Company's Common Stock determined by the Company's Board of Directors in its sole discretion, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
                           (x) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (y) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who, at the time of the execution of this Agreement, does not own 5% or more of the Company's outstanding Common Stock, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the

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                           Company, or (z) during any period of two consecutive
                           years commencing on the date hereof, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; provided, however, that none of the transactions set forth above shall be deemed to be a Change in Control of the Company unless each of Frederick R. Adler and Uri Evan shall cease to own other such Change of Control at least 80% of the securities of the Company owned by such person prior to such Change in Control.

         8. Protection of Confidential Information. The Executive acknowledges that his employment by the Company will, throughout the term of this Agreement, bring him in contact with many confidential affairs of the Company not readily available to the public, and plans for future developments. In recognition of the foregoing, the Executive covenants and agrees that he will not use or disclose to anyone outside of the Company, as the case may be, any material confidential matters of the Company, which are not otherwise in the public domain, either during or for a period of twenty-four months after the termination of his employment with the Company, except with the Company's written consent or as required by court order, law or subpoena, or other legal compulsion to disclose.

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         9. Covenant Not To Compete.

         a. The Executive agrees that, without the Company's prior written consent which may be withheld in the Company's sole and absolute discretion, during the term of this Agreement and, subject to the provisions of the last paragraph of Section 2 hereof, for the two years immediately following the Employment Term (including any extensions thereof, as provided herein), Executive shall not either directly or indirectly, whether by establishing a new business or by joining an existing one, and whether as a principal, employee, stockholder, officer, director, agent, consultant or in any other capacity, compete with the Company or become associated with a business enterprise which competes with any business operation of the Company, or any business operation of the Company planned prior to Executive's termination of employment, in the geographical areas in which the Company is then doing and plans to do business for the next succeeding twelve month period.

         b. Executive and the Company intend that: (i) this covenant not to compete shall be construed as a series of separate covenants, one for each county and each product line; (ii) if any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected; (iii) Executive declares that the territorial and time limitations set forth in this
Section 9 are reasonable and properly required for the adequate protection of the business in the Company. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, Executive agrees to the reduction of the territorial or time limitation to the area or

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period which such court shall have deemed reasonable; (iv) the existence of any claim or cause of action by Executive against the Company shall not constitute a defense to the enforcement by the Company of such restrictions, but such claim or cause of action shall be litigated separately.

         10. Successors; Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and shall be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. This Agreement shall inure to the benefit of the successors and assigns of the Company.

         11. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered against receipt therefor or three days after being mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:


     If to the Executive:      Mr. Richard Falcone
                               (at the address referenced on the first page of this Agreement)

     If to the Company:        Net Grocer Inc.
                               919 Third Avenue
                               New York, New York 10022
                               Attention:  President


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or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officers of the Company as may be specifically designated by its Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto or any predecessor of any party hereto.

         15. Non-Assignability. This Agreement is entered into in consideration of the personal qualities of the Executive and may not be, nor may any right or interest hereunder be, assigned by him without the prior written consent of Company.
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         16. Choice of Law. This Agreement is to be governed by and interpreted under the laws of the State of New York without regard to its conflict of laws principles.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         18. Severability. The provisions of Sections 2, 8, 9, 15 (second paragraph) and 16 of this Agreement shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first-above written.

                                   NET GROCER INC.


                                   By:/s/ Daniel Nissan
                                      _________________________________
                                      Daniel Nissan, President and
                                      Chief Operating Officer


                                   EXECUTIVE


                                   /s/ Richard D. Falcone
                                   ------------------------------------
                                   Richard Falcone


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